UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 8, 2013, at our 2013 annual meeting of shareholders, our shareholders approved our 2013 Stock and Option Plan, which authorizes for issuance 3,300,000 shares of common stock. A copy of our 2013 Stock and Option Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2013, Matthew W. Emmens resigned from our board of directors.
Item 5.07. Submission of Matters to a Vote of Security Holders
Our annual meeting of shareholders was held on May 8, 2013. Our shareholders elected Joshua Boger, Terrence C. Kearney, Yuchun Lee and Elaine S. Ullian to serve on our board of directors until the annual meeting of shareholders to be held in 2016. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Non-votes
Joshua Boger	181,449,997	5,858,283	9,767,637
Terrence C. Kearney	170,856,270	16,452,010	9,767,637
Yuchun Lee	182,350,786	4,957,494	9,767,637
Elaine S. Ullian	181,360,781	5,947,499	9,767,637

In addition, our shareholders (i) approved our 2013 Stock and Option Plan, (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013 and (iii) approved, on an advisory basis, the compensation program for our named executive officers. The tabulation of votes with respect to these proposals was as follows:

	For	Against	Abstain	Non-Votes
Approval of our 2013 Stock and Option Plan	145,212,775	41,853,053	242,452	9,767,637
Ratification of our Independent Registered Public Accounting Firm for 2013	189,902,159	6,990,804	182,954	0
Approval of the Compensation Program for our Named Executive Officers	144,599,813	40,789,486	1,918,831	9,767,787

Our board of directors plans to carefully consider the outcome of the advisory vote on the compensation program for our named executive officers and our discussions with and feedback from shareholders in making future decisions regarding our overall executive compensation program and practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit        Description of Document

10.1        2013 Stock and Option Plan.*

_________________

* Management contract, compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 8, 2013	/s/ Kenneth L. Horton
Kenneth L. Horton Executive Vice President and Chief Legal Officer